As filed with the Securities and Exchange Commission on January 30, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CALIFORNIA PIZZA KITCHEN, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 6053 West Century Boulevard Suite 1100 Los Angeles, California (Address of Principal Executive Offices)	95-4040623 (I.R.S. Employer Identification No.) 90045-6430 (Zip Code)

1998 STOCK-BASED INCENTIVE COMPENSATION PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Copy to:

RICHARD L. ROSENFIELD

Co-Chief Executive Officer and

Co-Chairman of the Board

California Pizza Kitchen, Inc.

6053 West Century Boulevard

Suite 1100

Los Angeles, California 90045-6430

(310) 342-5000

(Name, address and telephone number,

including area code, of agent for service)

ANNA M. GRAVES Pillsbury Winthrop LLP 725 South Figueroa Street, Suite 2800 Los Angeles, California 90017 (213) 488-7100

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value	875,000 shares	$18.91	$16,546,250	$2,096.41

(1)	Includes 375,000 shares pursuant to the registrant’s Employee Stock Purchase Plan and 500,000 shares pursuant to the registrant’s 1998 Stock-Based Incentive Compensation Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the registrant’s Common Stock on the Nasdaq National Market on January 23, 2004.

The registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 2, 2000 (File No. 333-42904), California Pizza Kitchen, Inc., a California corporation, previously registered 375,000 shares of common stock issuable pursuant to our Employee Stock Purchase Plan; 1,762,012 shares of common stock issuable pursuant to our 1998 Stock-Based Incentive Compensation Plan; and 11,259 shares of common stock issuable pursuant to our 1990 Employee Stock Option Plan. By a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 2001 (File No. 333-72444), we registered an additional 1,000,000 shares of our common stock issuable pursuant to our 1998 Stock-Based Incentive Compensation Plan. The Employee Stock Purchase Plan has been amended to increase the number of shares of common stock issuable under that plan by 375,000 shares, and the 1998 Stock-Based Incentive Compensation Plan has been amended to increase the number of shares of common stock issuable thereunder by 500,000 shares. Under this registration statement, we are registering the aggregate of 875,000 additional shares of common stock issuable under our Employee Stock Purchase Plan and our 1998 Stock-Based Incentive Compensation Plan.

The contents of our registration statements on Form S-8 filed with the Securities and Exchange Commission on August 2, 2000 (File No. 333-42904) and October 30, 2001 (File No. 333-72444) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by California Pizza Kitchen, Inc. (File No. 000-31149) with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 29, 2002 filed March 14, 2003;

(b)	Our current report on Form 8-K for an event occurring April 22, 2003 filed April 25, 2003;

(c)	Our current report on Form 8-K for events occurring on June 27, 2003 and July 1, 2003 filed July 9, 2003;

(d)	Our current report on Form 8-K for an event occurring July 24, 2003 filed July 24, 2003;

(e)	Our current report on Form 8-K for an event occurring September 11, 2003 filed September 16, 2003;

(f)	Our current report on Form 8-K for an event occurring October 8, 2003 filed October 23, 2003;

(g)	Our current report on Form 8-K for an event occurring January 6, 2004 filed January 6, 2004;

(h)	Our quarterly report on Form 10-Q for the quarterly period ended March 30, 2003 filed May 2, 2003;

(i)	Our quarterly report on Form 10-Q for the quarterly period ended June 29, 2003 filed August 6, 2003;

(j)	Our quarterly report on Form 10-Q for the quarterly period ended September 28, 2003 filed November 6, 2003;

(k)	The description of our securities contained in our registration statement on Form 8-A filed on July 25, 2000.

In addition, all documents we subsequently file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

Exhibit Number
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on page 4).
99.1	Fifth Amendment to California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan dated as of May 7, 2003.
99.2	Second Amendment to California Pizza Kitchen, Inc. Employee Stock Purchase Plan dated as of May 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 29, 2004.

CALIFORNIA PIZZA KITCHEN, INC.

By:	/s/ Richard L. Rosenfield
Richard L. Rosenfield Co-Chief Executive Officer (Co-Principal Executive Officer)

By:	/s/ Larry S. Flax
Larry S. Flax Co-Chief Executive Officer (Co-Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Rosenfield and Larry S. Flax, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard L. Rosenfield Richard L. Rosenfield	Co-Chief Executive Officer and Co-Chairman of the Board (Co-Principal Executive Officer)	January 29, 2004

/s/ Larry S. Flax Larry S. Flax	Co-Chief Executive Officer and Co-Chairman of the Board (Co-Principal Executive Officer)	January 29, 2004

/s/ Susan M. Collyns Susan M. Collyns	Vice President of Finance and Controller (Principal Financial and Accounting Officer)	January 29, 2004

/s/ William C. Baker William C. Baker	Director	January 29, 2004

/s/ Rick J. Caruso Rick J. Caruso	Director	January 29, 2004

/s/ Charles G. Phillips Charles G. Phillips	Director	January 29, 2004

/s/ Henry Gluck Henry Gluck	Director	January 29, 2004

Exhibit Number
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 4).

99.1	Fifth Amendment to California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan dated as of May 7, 2003.

99.2	Second Amendment to California Pizza Kitchen, Inc. Employee Stock Purchase Plan dated as of May 7, 2003.